Exhibit (iii)
                                                          -------------



                Consent of Independent Accountants




We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-3 (No. 33-27244 and No. 33-53736) of Pitney Bowes Credit Corporation of our report dated January 31, 1995 appearing on page 21 of this Form 10-K.





PRICE WATERHOUSE LLP




Stamford, Connecticut
March 29, 1995